Exhibit 107 Calculation of Filing Fee Tables
S-4
Sono Group S.a r.l.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share	Other	1,813,866	$ 1.39	$ 2,521,273.74	0.000087	$ 219.35
Fees Previously Paid	2	Equity	Class A Common Stock, par value $0.0001 per share	Other	1,906,296	$ 2.68	$ 5,108,873.28		$ 705.54
Fees Previously Paid	3	Equity	Class B Common Stock, par value $0.0001 per share	Other	40,000	$ 0.10	$ 4,000.00		$ 0.55
Fees Previously Paid	4	Equity	Series A Preferred Stock, par value $0.0001 per share	Other	1,317.5	$ 114.48	$ 150,827.40		$ 21.91
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,784,974.42		$ 947.35
			Total Fees Previously Paid:						$ 728.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 219.35
Offering Note
[1]	Concurrently with the filing of Amendment No. 3 to this registration statement, the number of shares of Class A Common Stock registered pursuant to this registration statement has been increased from 1,906,296 shares to 3,720,162 shares, reflecting the issuance by the Company of an aggregate of 1,813,866 Sono N.V. Ordinary Shares since the filing of Amendment No. 2 to this registration statement. Based on the proposed maximum offering price per share of $1.39, which is the average of the high ($1.47) and low ($1.31) prices of the Sono N.V. Ordinary Shares as quoted on the Nasdaq Capital Market on October 7, 2026 (such date being within five business days of the date that Amendment No. 3 to this registration statement was filed with the SEC), the registration fee that is due and payable on the additional 1,813,866 shares of Class A Common Stock registered pursuant to Amendment No. 3 to this registration statement calculated pursuant to Rule 457 under the Securities Act is $219.35, based on a maximum aggregate offering price of $2,521,273.74.

[2]	All applicable registration fees on the aggregate of 1,906,296 shares of Class A Common Stock previously registered pursuant to this registration statement were previously paid in connection with the initial filing of this registration statement on July 15, 2026 or the filing of Amendment No. 2 to this registration statement on September 11, 2026, as applicable.

[3]	All applicable registration fees on the aggregate of 40,000 shares of Class B Common Stock registered pursuant to this registration statement were previously paid in connection with the initial filing of this registration statement on July 15, 2026.

[4]	Concurrently with the filing of Amendment No. 3 to this registration statement, the number of shares of Series A Preferred Stock registered pursuant to this registration statement has been decreased from 1,386 shares to 1,317.5000 shares, reflecting that, since the filing of Amendment No. 2 to this registration statement, certain of the Sono N.V. Preferred Shares were converted into Sono N.V. Ordinary Shares at the holder's option, in connection with which an aggregate of 68.5000 Sono N.V. Preferred Shares were converted or surrendered to the Company in accordance with the terms of conversion of such shares. All applicable registration fees on the aggregate of 1,317.5000 shares of Series A Preferred Stock registered pursuant to this registration statement were previously paid in connection with the initial filing of this registration statement on July 15, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date